Exhibit 99.1

Silo Pharma Announces $2.5 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

SARASOTA, FL, Sept. 30, 2025 (GLOBE NEWSWIRE) -- Silo Pharma, Inc. (Nasdaq: SILO) (“Silo” or the “Company”), a developmental stage biopharmaceutical company focused on developing novel formulations and drug delivery systems for traditional therapeutics and psychedelic treatments, today announced that it has entered into definitive agreements for the purchase and sale of 2,857,143 shares of common stock at a purchase price of $0.875 per share in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company will issue unregistered warrants to purchase up to 2,857,143 shares of common stock at an exercise price of $0.75 per share that will be immediately exercisable upon issuance and will expire five years from the effective date of a registration statement registering for resale the shares of common stock underlying the warrants. The closing of the offering is expected to occur on or about October 1, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $2.5 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The common stock (but not the unregistered warrants and the shares of common stock underlying the unregistered warrants) described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-276658) that was declared effective by the Securities and Exchange Commission (the “SEC”) on January 30, 2024. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the unregistered warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Silo Pharma

Silo Pharma is a diversified developmental-stage biopharmaceutical and cryptocurrency treasury company. Its therapeutic focus is on addressing underserved conditions, including stress-induced psychiatric disorders, chronic pain, and central nervous system (CNS) diseases. The Company’s portfolio includes innovative programs such as SPC-15 for PTSD, SP-26 for fibromyalgia and chronic pain, and preclinical assets targeting Alzheimer’s disease and multiple sclerosis. Silo’s research is conducted in collaboration with leading universities and laboratories. silopharma.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, and similar expressions that are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including statements pertaining to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering, changes to anticipated sources of revenues, future economic and competitive conditions, difficulties in developing the Company’s technology platforms, retaining and expanding the Company’s customer base, fluctuations in consumer spending on the Company’s products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company disclaims any obligations to publicly update or release any revisions to the forward-looking information contained in this press release, whether as a result of new information, future events, or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

Contact

800-705-0120
investors@silopharma.com